SEP ADOPTION AGREEMENT
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    SECTION 1.      EMPLOYER INFORMATION
                    Name of Employer
                    ____________________________________________________________
                    Address
                    ____________________________________________________________
                    City  _____________ State ___________ Zip    _______________
                    Telephone ______________________________
                    Federal Tax Identification Number  ______________
                    Income Tax Year End __________________________
                    Plan Year End _______________________________

    SECTION 2.      EFFECTIVE DATES   Check and complete Option A or B

                    Option A: [ ] This is the initial  adoption of a  Simplified
                         Employee Pension plan by the Employer. The Effective Date of this Plan is _____________________, 19_______.

                    NOTE:The  effective  date is  usually  the  first day of the
                         Plan Year in which this Adoption Agreement is signed.

                    Option B: [ ] This is an  amendment  and  restatement  of an existing  Simplified  Employee  Pension  plan (a  Prior
                         Plan). The Prior Plan was initially effective on ________________________, 19________. The Effective
                         Date of this amendment and restatement is ________________, 19______.

                    NOTE:The  effective  date is  usually  the  first day of the
                         Plan Year in which this Adoption Agreement is signed.

    SECTION 3.      ELIGIBILITY REQUIREMENTS   Complete Parts A, B and C

                    Part A. Service Requirement: An Employee will be eligible to become a Participant in the Plan after having performed Service for the Employer during at least _____ (enter 0, 1, 2 or 3) of the immediately preceding 5 Plan Years. NOTE: If left blank, the Service Requirement will be deemed to be 0.

                    Part B. Age  Requirement:  An  Employee  will be eligible to become a Participant in the Plan after attaining age _____ (no more than 21). NOTE: If left blank, it will be deemed there is no age requirement for eligibility.

                    Part C. Class of  Employees  Eligible  to  Participate:  All
                         Employees shall be eligible to become a Participant in the Plan, except the following (if checked): [ ] Employees covered by a collective bargaining agreement and nonresident aliens, as described in Section 3.02 of the Plan. [ ] Those Employees who have received less than $300 (indexed for cost of living increases in accordance with Section 408(k)(8) of the Code) of Compensation from the Employer during the Plan Year.

    SECTION 4.  EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA
       Part A.  Contribution Formula:
                For each Plan Year the Employer will contribute an amount to be determined from year to year.

       Part B.  Allocation Formula:   Check Option 1, 2 or 3

               Option 1: [ ] Pro Rata  Formula.  The Employer  Contribution  for
                    each Plan Year shall be allocated in the manner described in
                    Section 4.01(A) of the Plan.

               Option 2: [ ] Flat Dollar Formula. The Employer  Contribution for
                    each Plan Year allocated to the IRAs of Participants shall be the same dollar amount for each Participant.

               Option 3: [ ] Integrated Formula. Employer Contributions shall be allocated in the manner described in Section 4.01(B) of the Plan. For purposes of the integrated formula, the integration level shall be (Choose one):

               Option 1: [ ] The  Taxable  Wage Base  (TWB)  NOTE:  If no box is
                    checked, the TWB integration level shall be the Taxable Wage Base.

               Option 2: [ ] _______% of



     Part C. Retirement Savings Contributions:  Check here [ ] and complete this
          Part C only if a salary deferral arrangement is desired.

          Option 1: [ ] Payroll Deduction Option. A Contributing Participant may elect under a Retirement Savings Agreement to have his or her Compensation reduced each pay period by an amount not in excess of $________ or ________% of Compensation.

          Option 2: [ ] Cash Bonus Option.  A Contributing  Participant may base
               Retirement Savings Contributions on bonuses that, at the Contributing Participant's election, may be contributed to an IRA under the Plan or received by the Contributing Participant in cash.

    SECTION 5. EMPLOYER SIGNATURE ____________________ Date Signed____________ (Type Name)____________________________________________________

                Name of Prototype Sponsor     Investors Bank and Trust Company
                Phone    1-800-847-4200
                Address                       89 South Street, 7th Floor
                                              Boston, MA  02111

            Note to Employer: Before signing this Adoption Agreement, you should obtain the advice of a qualified attorney and tax advisor regarding its completion and the legal and tax implications of adopting this Plan.